PROMEDCO MANAGEMENT COMPANY
EXHIBIT 11

Computation of Per Share Earnings

(All amounts are expressed in thousands, except for earnings per share)



                                                                                 Three Months Ended
                                                                                      March 31,
                                                                                2000             1999
BASIC

     Weighted average shares outstanding                                          22,076            21,044
     Contingently issuable shares in business
         combinations                                                              -                   413
                                                                              ----------       -----------
     Number of common shares outstanding                                          22,076            21,457
                                                                              ==========       ===========
DILUTED

     Weighted average shares outstanding                                          22,076            21,044
     Contingently issuable shares in business
         combinations                                                              -                   413
     Net common shares issuable on exercise of certain
         stock options and warrants (1)                                            1,190             1,736
     Other dilutive securities (2)                                                   742               547
                                                                              ----------       -----------
     Number of common shares outstanding                                          24,008            23,740
                                                                              ==========       ===========
Net income                                                                   $     2,993         $   3,734

Interest expense, net of tax assuming conversion of
         convertible subordinated notes payable                                       67                67
                                                                              ----------       -----------
                                                                             $     3,060         $   3,801
                                                                              ==========       ===========



(1) Net common shares issuable on exercise of certain stock options and warrants are calculated based on the treasury stock method.

(2)  Other dilutive securities are calculated based on the if-converted method.